UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

MICROMET, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-50440	52-2243564
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6707 Democracy Boulevard, Suite 505, Bethesda, MD	20817
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 752-1420

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
In connection with the appointment of Mr. Barclay Phillips as Senior Vice President and Chief Financial Officer of Micromet, Inc. (the “Company”), the Company entered into an employment agreement with Mr. Phillips as of August 30, 2008. On November 18, 2008, the Company and Mr. Phillips entered into an amendment to the employment agreement. The amendment to the employment agreement provides that Mr. Phillips’ eligibility to participate in the Company’s Management Incentive Compensation Plan, or in such other bonus plan as may be adopted by the Board of Directors for the senior executive officers of the Company, will be deferred until calendar year beginning January 1, 2010. In addition, the amendment to the employment agreement provides that certain relocation benefits payable to Mr. Phillips may be extended to December 31, 2010.

The forgoing description of the amendment to Mr. Phillips’ employment agreement is not complete and is qualified in its entirety by reference to the amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROMET, INC.

Date: November 19, 2008	By:	/s/ Matthias Alder
Name: Matthias Alder
Title: Senior Vice President & General Counsel